Exhibit 10.20

Aufhebungsvertrag	Termination Agreement
zwischen:	Between
(1) Coherent Munich GmbH & Co. KG, vertreten durch die CBL Verwaltungsgesellschaft mbH, Zeppelinstr. 10, 82205 Gilching,	(1) Coherent Munich GmbH & Co. KG, represented by the CBL Verwaltungsgesellschaft mbH, Zeppelinstr. 10, 82205 Gilching
– nachfolgend "Gesellschaft" –	– in the following "Company" –
(2) Herrn Thomas Merk, Wettersteinstraße 12, 82335 Berg,	(2) Mr Thomas Merk, Wettersteinstraße 12, 82335 Berg,
– nachfolgend "Herr Merk" –	– hereinafter "Mr Merk" –
Vorbemerkung	Preliminary Remark
Herr Merk ist als Geschäftsführer bei der Gesellschaft angestellt. Grundlage des Anstellungsverhältnisses ist der zwischen Herrn Merk und der ROFIN-SINAR Laser GmbH, Berzeliusstraße 87, 22113 Hamburg geschlossene Anstellungsvertrag vom 16/20. Juni 2016 sowie die zwischen Herrn Merk und der Gesellschaft geschlossene Übernahmevereinbarung vom 13. Juli 2018 (zusammen nachfolgend "Dienstvertrag"). Als Folge einer strukturellen Reorganisation, die eine Änderung der Berichtslinie und des Titels von Herrn Merk bewirk hätte, möchten die Parteien das Anstellungsverhältnis im gegenseitigen Einverständnis beenden. Dies vorausgeschickt vereinbaren die Parteien was folgt:	Mr Merk is engaged as managing director at the Company. The contractual relationship is based on the managing director's agreement concluded between Mr Merk and the ROFIN-SINAR Laser GmbH, Berzeliusstraße 87 dated 16/20 June 2016 and the concluded Takeover Agreement between Mr Merk and the Company dated 13 July 2018 (together hereinafter "Managing Director Agreement"). As a result of a structural reorganization that would have triggered a change of reporting line and title for Mr Merk, the parties intend to terminate the service relationship by mutual consent. Having said this, the parties agree as follows:
§ 1 Beendigung Geschäftsführeramt	§ 1 Termination of office as managing director
(1) Die Parteien beabsichtigen, dass Herr Merk spätestens bis zum 31. Oktober 2020 sein	(1) The parties intend that Mr Merk will resign from his office as managing director of the

Amt als Geschäftsführer der Gesellschaft niederlegt.	Company until the 31 October 2020 at the latest.
(2) Herr Merk verpflichtet sich, alle Handlungen vorzunehmen sowie Erklärungen abzugeben und entgegenzunehmen, die zur Berichtigung des Handelsregisters erforderlich sind.	(2) Mr Merk undertakes to perform all actions and to issue and receive all declarations necessary for the correction of the commercial register.
(3) Alle weiteren Mandate und Ämter, die Herr Merk im Interesse und auf Wunsch der Gesellschaft oder mit der Gesellschaft im Sinne der §§ 15 ff. AktG verbundenen Unternehmen (im Folgenden "verbundene Unternehmen") bei anderen Unternehmen oder Organisationen übernommen hat, wird Herr Merk ebenfalls spätestens bis zum 31. Oktober 2020 niederlegen.	(3) Mr Merk will also resign from all other offices and positions held by him at other undertakings or organizations in the interests and at the request of the Company or the undertakings affiliated with the Company in terms of §§ 15 ff German Stock Corporation Act (AktG) (in the following, "affiliated undertakings") at the latest until 31 October 2020.
§ 2 Beendigung Anstellungsverhältnis	§ 2 Termination of contractual relationship
(1) Die Parteien sind sich einig, dass das zwischen ihnen bestehende Anstellungsverhältnis mit Wirkung zum 31. Dezember 2020 ("Endtermin") enden wird.	(1) The parties agree that the contractual relationship existing between them will end with effect from 31 December 2020 ("Final Termination Date").
(2) Die Parteien sind sich ferner darüber einig, dass zwischen ihnen keine weiteren Anstellungsverhältnisse mehr bestehen (Dienst- oder Arbeitsverhältnisse).	(2) The parties also agree that there are no other contractual relationships between them (managing director/executive agreements or employment relationships).
(3) Die Parteien sind sich zudem darüber einig, dass auch keine Anstellungsverhältnisse zwischen Herrn Merk und mit der Gesellschaft verbundenen Unternehmen bestehen. Sollten solche Anstellungsverhältnisse rechtlich bestehen, gleich aus welchem Rechtsgrund, werden sie mit Abschluss dieses Vertrages mit sofortiger Wirkung beendet. Die Gesellschaft ist insoweit zur Abgabe und Entgegennahme aller für eine Beendigung	(3) The parties also agree that no contractual relationships between Mr Merk and undertakings affiliated with the Company will remain in existence. Should such contractual relationships still be legally valid, irrespective of their legal foundation, they will be terminated with immediate effect upon conclusion of this Agreement. The Company is authorised in this respect to issue and receive all declarations of intent necessary for the termination of any

etwaiger noch bestehender Anstellungsverhältnisse notwendigen Willenserklärungen für alle mit ihr verbundenen Gesellschaften ermächtigt.	remaining contractual relationships for all companies affiliated with it.
§ 3 Freistellung	§ 3 Release from obligation to work (garden leave)
(1) Herr Merk wird ab dem 5. Oktober 2020 bis zur rechtlichen Beendigung des Anstellungsverhältnisses unter Anrechnung bestehender Urlaubs- und sonstiger Freizeitausgleichsansprüche unwiderruflich von seiner Pflicht zur Erbringung der Dienstleistung freigestellt. Die Parteien sind sich einig, dass dadurch sämtlich Urlaubs- und Freizeitausgleichsansprüche in natura erfüllt werden. Etwaige Vergütungsansprüche bleiben von der Freistellung unberührt.	(1) Mr Merk will be released irrevocably from his obligation to work from 5 October 2020 until the legal termination of the contractual relationship, taking into account the entire existing leave and other remaining entitlements to time off in lieu. Accordingly, the parties agree that all leave entitlements or other remaining entitlements to time off in lieu will be satisfied in kind. The garden leave will not affect any remuneration entitlements.
(2) Das für die Dauer des Dienstvertrags bestehende Wettbewerbsverbot gilt auch für die Dauer der Freistellung ohne Einschränkung bis zur rechtlichen Beendigung des Anstellungsverhältnisses fort.	(2) The covenant not to compete in force for the duration of the managing director agreement will continue to apply without restriction during the garden leave period until the legal termination of the contractual relationship.
§ 4 Vergütung	§ 4 Remuneration
(1) Die feste Vergütung (wie auch die Performance Goals soweit einschlägig) wird unverändert bis zum Vertragsende gezahlt.	(1) The fixed remuneration will be paid unchanged until the end of the contract contract and also performance goals (if any).
(2) Die Parteien sind sich einig, dass das Anstellungsverhältnis auch im Übrigen finanziell bis zum Beendigungszeitpunkt ordnungsgemäß abgewickelt wird (einschließlich dem Ausüben von RSU oder	(2) The parties agree that the contractual relationship will also otherwise be properly transacted in financial terms until the termination date like vesting of RSU or

PRSU, Beiträgen zu Direktversicherungen und dem Arbeitgeberanteil zur Krankenversicherung).	PRSU, direct insurances and health insurances (company part).
§ 5 Leadership Change Plan	§ 5 Leadership Change Plan
(1) Vorbehaltlich der Unterzeichnung der beigefügten Freistellungserklärung durch Herrn Merk nach dem Endtermin aber spätestens am 22. Februar 2021 sowie der anschließenden Wirksamkeit der Freistellungserklärung werden die Auszahlung und die beschleunigte Unverfallbarkeit von Equity Awards, wie in diesem Abschnitt festgelegt, geleistet.

(1)     Subject to Mr Merk’s signing the Release attached hereto after the Final Termination Date but on or before February 22, 2021 and the subsequent effectiveness of such Release, the payment and accelerated vesting of equity awards as set forth in this Section shall be provided.

(2) Die Gesellschaft wird den Bruttobetrag von EUR 845,055 [CIL-Betrag abzüglich (Brutto-) Leistungen während der Freistellungsphase] zur vollständigen Abgeltung aller Rechte von Herrn Merk gemäß dem Change of Control and Leadership Change Severance Plan und als einzige Entschädigung für die Beendigung des Vertragsverhältnisses zahlen. Diese Zahlung wird im Jahr 2021 nach der Wirksamkeit der beigefügten Freistellungserklärung fällig.	(2) The Company will pay the gross amount of EUR 845,055 [CIL amount minus (gross) benefits during garden leave] in complete settlement of any and all of Mr Merk’s rights under the Change of Control and Leadership Change Severance Plan and as the only compensation for the termination of the contractual relationship. This payment will become due in 2021 after the effectiveness of the attached Release.
(3) Darüber hinaus hat Herr Merk mit Wirksamkeit der unterzeichneten Freistellungserklärung Anspruch auf Unverfallbarkeit von 2589 time-vesting Restricted Stock Units. Weiter werden die Kennzahlen der leistungsabhängigen Restricted Stock Units, die Herrn Merk im November 2018 und im November 2019 gewährt wurden, zum festgelegten Zeitpunkt gemäß den Bedingungen für leistungsabhängige Restricted Stock Unit-Zuteilungen so gemessen, als ob Herr Merk bis zu diesem Zeitpunkt weiter beschäftigt	(3) Further, with the effectiveness of the signed Release, Mr Merk will be entitled to vesting of 2589 time-vesting restricted stock units. In addition, the performance-based restricted stock units granted to Mr Merk in November 2018 and November 2019 shall have their metrics measured at the designated time pursuant to the terms of such performance-based restricted stock unit awards as though Mr Merk had continued in employment through such time and Mr Merk will earn the resulting number of performance-based restricted stock units that would have been

gewesen wäre, und Herr Merk wird die sich daraus ergebende Anzahl an leistungsabhängigen Restricted Stock Units erhalten, die er erhalten hätte, wenn er bis zu diesem festgelegten Zeitpunkt weiter beschäftigt gewesen wäre. Der Anspruch auf die in diesem Abschnitt festgelegte Zahlung und Unverfallbarkeit der Aktienzuteilungen entsteht nicht, wenn das Vertragsverhältnis vor seinem vereinbarten Ende aus wichtigem Grund fristlos und wirksam beendet wird.	earned if he had continued in employment through such designated time. The entitlement to the payment and equity award vesting set forth in this Section will not arise if the contractual relationship is validly terminated without notice for just cause before its agreed end
(4) Weitere Abfindungsansprüche bestehen nicht.	(4) There are no further severance claims.
(5) Die Gesellschaft übernimmt keine Gewähr für die steuerliche Behandlung der Abfindungszahlung durch die Finanzbehörden. Auf die Abfindung anfallende Steuern sind von Herrn Merk zu tragen.	(5) The Company does not assume any liability for the tax treatment of the severance payment by the fiscal authorities. Any taxes due on the severance payment will be borne by Mr Merk.
§ 6 Dienstwagen	§ 6 Company car
Herr Merk wird seinen Dienstwagen spätestens am 1 Dezember 2020 ordnungsgemäß am Firmensitz in Gilching an die Gesellschaft zurückgeben. Etwaige Zurückbehaltungsrechte sind ausgeschlossen.	Mr Merk will return his company car at the latest until the 1 December 2020 duly and properly to the headquarter of the Company in Gilching. Any rights of retention are excluded.
§ 7 Herausgabe	§ 7 Surrender of company property
Herr Merk verpflichtet sich, sämtliche in seinem Besitz befindlichen Gegenstände, Unterlagen und Daten, die der Gesellschaft gehören oder die Herr Merk im Zusammenhang mit seiner Tätigkeit von der Gesellschaft oder deren Geschäftspartner zur Verfügung gestellt worden sind, spätestens am	Mr Merk undertakes to return to the Company all objects, documents and data in his possession that belong to the Company or that have been made available to Mr Merk by the Company or its business partners in connection with his work at the

letzten Werktag vor Beginn seiner Freistellung an die Gesellschaft herauszugeben. Herr Merk wird ferner sämtliche von ihm eingerichteten Passwörter der Gesellschaft mitteilen. Ein Zurückbehaltungsrecht besteht nicht.	latest on the last working day prior to the commencement of his garden leave. Mr Merk will also communicate all passwords set up by him to the Company. There is no right of retention.
§ 8 Geheimhaltung vertraulicher Informationen, Vertragsstrafe	§ 8 Secrecy of confidential information, contractual penalty
Unabhängig von der bisher vereinbarten Geheimhaltungsklausel vereinbaren die Parteien Folgendes:	Irrespective of the confidentiality clause agreed so far, the parties agree on the following:
(1) Herr Merk verpflichtet sich, vertrauliche Informationen der Gesellschaft im Sinne von Abs. (2) geheim zu halten ("Geheimhaltungspflicht"). Es ist Herrn Merk damit insbesondere untersagt, vertrauliche Informationen der Gesellschaft	(1) Mr Merk undertakes to keep confidential information of the Company within the meaning of paragraph (2) secret ("obligation of secrecy"). In particular, Mr Merk may not
a) unbefugten Personen innerhalb oder außerhalb des Unternehmens der Gesellschaft offenzulegen oder solchen unbefugten Personen den Zugriff auf die vertraulichen Informationen zu ermöglichen,	a) disclose confidential information of the Company to unauthorised persons within or outside the Company or enable such unauthorised persons to access it,
b) zu anderen Zwecken als zur Erfüllung seiner vertraglichen Pflichten zu nutzen oder zu erlangen,	b) use or obtain confidential information of the Company for purposes other than performing the obligations of his contract,
c) durch das Beobachten, Untersuchen, Rückbauen oder Testen eines nicht öffentlich verfügbar gemachten Produkts oder Gegenstands der Gesellschaft zu erlangen (sog. Reverse Engineering) oder dies zu versuchen, soweit dies zur Erfüllung seiner vertraglichen Pflichten nicht erforderlich ist, oder	c) obtain confidential information of the Company by observing, examining, dismantling or testing one of the Company's products or items which has not been made publicly available (reverse engineering) or to attempt to do so where this is not necessary for the purpose of performing the obligations of his contractual relationship, or

d) der rechtmäßigen Kontrolle der Gesellschaft zu entziehen.	d) remove the confidential information of the Company from the lawful control of the Company.
Diese Geheimhaltungspflicht erstreckt sich sowohl auf vertrauliche Informationen der Gesellschaft, die Herr Merk rechtmäßig erlangt hat, als auch auf solche, die Herr Merk unrechtmäßig erlangt hat.	This obligation of secrecy covers both confidential information of the Company which Mr Merk has lawfully obtained and information which Mr Merk has unlawfully obtained.
(2) Vertrauliche Informationen der Gesellschaft sind insbesondere	(2) In particular, confidential information of the Company includes
a) Geschäftsgeheimnisse im Sinne von § 2 Nr. 1 Gesetz zum Schutz von Geschäftsgeheimnissen (GeschGehG) sowie	a) trade secrets within the meaning of section 2 no 1 German Trade Secrets Act (GeschGehG) and
b) sonstige Informationen, die durch die Gesellschaft ausdrücklich als vertraulich gekennzeichnet sind oder nach dem ausdrücklichen oder aus den Umständen erkennbaren Willen der Gesellschaft als vertraulich anzusehen sind.	b) other information expressly marked as confidential by the Company or regarded as confidential based on the Company's express will or where this is clear from the circumstances.
Die Parteien sind sich darüber einig, dass insbesondere die folgenden Informationen vertrauliche Informationen der Gesellschaft im Sinne dieses Paragraphen darstellen:	The Parties agree that the following information in particular constitutes confidential information of the Company within the meaning of this paragraph:
• Einkaufspreise und Zuliefererkonditionen	• Purchase prices and delivery conditions
• Fertigungsverfahren und Herstellungsprozesse	• Production and manufacturing processes
• Konstruktionspläne	• Design/engineering plans
• Prototypen	• Prototypes

• Algorithmen	• Algorithms
• Forschungs- und Entwicklungsschritte/-ziele/-ergebnisse	• Research and development steps/targets/results
• Rezepturen und Produktzusammensetzungen	• Formulae and product compositions
• Vertriebskonzepte/-konditionen/-wege	• Sales concepts/conditions/paths
• Kundenlisten	• Customer lists
• Businesspläne und Geschäftsstrategien	• Business plans and strategies
• Finanzplanung	• Financial planning
• Werbestrategien	• Advertising strategies
• Margen zu den Produkten des Arbeitgebers	• Margins of the Company's products
• Gehaltsstrukturen	• Wage structures

(3) Die vorstehend geregelte Geheimhaltungspflicht über vertrauliche Informationen der Gesellschaft, die grundsätzlich zeitlich unbegrenzt ist und auch nach Beendigung des Anstellungsverhältnisses fortbesteht, gilt nicht, soweit	(3) The aforementioned obligation of secrecy regarding confidential information of the Company, which is generally unlimited in time and continues even after termination of the contractual relationship, does not apply
a) die Informationsweitergabe mit Zustimmung der Gesellschaft erfolgt, in deren Interesse zweifelsfrei erforderlich oder aber für die Gesellschaft offensichtlich ohne Nachteil ist,	a) if the information is passed on with the Company's consent, where disclosure is without doubt necessary to pursue the Company's interest or is clearly not to the Company's detriment,

b) eine gesetzliche Pflicht von Herrn Merk zur Auskunft über die jeweilige Information besteht (z.B. gegenüber dem Finanzamt, der Arbeitsagentur oder dem Ehepartner),	b) if Mr Merk has a statutory obligation to disclose such information (e.g. to the tax authorities, the employment authorities or Mr Merk's spouse),
c) bezogen auf Geschäftsgeheimnisse einer der in § 5 GeschGehG geregelten Ausnahmetatbestände einschlägig ist,	c) in the case of an exception stipulated in section 5 German Trade Secrets Act,
d) die jeweilige Information ohne Verletzung der Herrn Merk obliegenden Geheimhaltungspflicht zum jeweiligen Zeitpunkt bereits allgemein bekannt geworden ist,	d) if, at the respective point in time, the information had already become generally known without Mr Merk having breached the obligation of secrecy,
e) Herr Merk die jeweilige Information nur als reines Erfahrungswissen nutzt,	e) if Mr Merk uses the information concerned only for the purpose of increasing his own expertise
f) Herr Merk durch die Pflicht zur Geheimhaltung der jeweiligen Information in seiner beruflichen Tätigkeit im Sinne eines nachvertraglichen Wettbewerbsverbots gem. § 74 HGB beschränkt wäre oder	f) if Mr Merk would be restricted in his professional duties by the obligation to secrecy of the information concerned within the meaning of a post-contractual prohibition on competition pursuant to section 74 German Commercial Code (HGB), or
g) aufgrund Zeitablaufs oder aus sonstigen Gründen kein berechtigtes Interesse der Gesellschaft an der Geheimhaltung der jeweiligen Information (mehr) besteht.	g) if the Company has no (longer has any) interest in keeping the information concerned secret owing to the expiry of deadlines or other reasons.
(4) Bei Zweifeln über Bestehen und Umfang der Geheimhaltungspflicht ist Herr Merk verpflichtet, eine diesbezügliche Weisung des für ihn zuständigen Organs der Gesellschaft einzuholen. Das gilt auch nach Beendigung des Anstellungsverhältnisses.	(4) If Mr Merk has any doubt as to the existence and extent of the obligation of secrecy, he must seek appropriate instructions from the Company's management. This also applies after termination of the contractual relationship.

(5) Die Geheimhaltungspflicht erstreckt sich auch auf die in Abs. (2) bezeichneten vertraulichen Informationen anderer Unternehmen, mit denen die Gesellschaft im Sinne von § 15 AktG verbunden ist.	(5) The obligation of secrecy also includes the confidential information pursuant to paragraph (2) of other companies with which the Company is associated within the meaning of section 15 German Stock Corporation Act.
(6) Herr Merk verpflichtet sich auch, vertrauliche Informationen Dritter (z.B. eines Unternehmens, mit dem die Gesellschaft in geschäftlichem Kontakt steht) nicht unrechtmäßig zu nutzen oder zu erlangen.	(6) Mr Merk will also not unlawfully use or obtain the confidential information of third parties (e.g. a company with which the Company has business contacts).
(7) Für jeden schuldhaften Verstoß von Herrn Merk gegen die in diesem Paragraphen geregelten Pflichten hat dieser eine Vertragsstrafe in Höhe von EUR 15.000 an die Gesellschaft zu bezahlen.	(7) For each culpable breach by Mr Merk of the obligations set forth in this paragraph, Mr Merk shall pay the Company a contractual penalty in the amount of EUR 15,000.
Verstößt Herr Merk innerhalb eines Kalendermonats mehrfach oder dauerhaft gegen seine Pflichten, so hat er jedoch nur einmal die Vertragsstrafe in Höhe von EUR 15.000 für diesen Kalendermonat zu zahlen. Kommt es im Folgemonat erneut zu einem oder mehreren Verstößen, oder dauert ein Verstoß aus dem vorausgegangenen Monat noch an, so wird für diesen Folgemonat erneut eine Vertragsstrafe von EUR 15.000 verwirkt. Für die auf den Folgemonat folgenden Monate gilt Entsprechendes.	If Mr Merk breaches his duties several times or permanently within one calendar month, however, he must pay the contractual penalty (liquidated damages) of EUR 15,000 only once for that calendar month. If one or more breaches of his obligations occur again in the following month, or if a breach from the previous month still persists, an additional contractual penalty (liquidated damages) of EUR 15,000 will become due for the subsequent month.
Weitergehende oder andersartige Ansprüche der Gesellschaft werden von dieser Vertragsstrafenregelung nicht berührt. Insbesondere behält sich die Gesellschaft die Geltendmachung der in §§ 6 ff. GeschGehG geregelten Ansprüche sowie sonstiger einschlägiger Ansprüche (z.B. Beseitigung, Unterlassung, Auskunft, Schadenersatz) auf anderer Rechtsgrundlage ausdrücklich vor.	Further or different claims of the Company are not affected by this contractual penalty regulation. In particular, the Company expressly reserves the right to assert the claims set out in sections 6 ff. German Trade Secrets Act as well as other relevant claims (e.g. removal, omission, information, compensation) on another legal basis.

§ 9 Erledigungsklausel	§ 9 Settlement clause
Die Parteien sind sich darüber einig, dass mit Erfüllung dieser Vereinbarung sämtliche Ansprüche aus dem Anstellungsverhältnis und aus dem Anlass seiner Beendigung erledigt sind.	The parties agree that the fulfilment of this agreement means that all claims arising from the employment relationship and from the reason for its termination are settled.
§ 10 Rücktritt	§ 10 Revocation
Das Rücktrittsrecht gem. § 323 BGB wird ausgeschlossen.	The revocation right pursuant to § 323 German Civil Code is excluded.
§ 11 Nebenabreden / Schriftform	§ 11 Side agreements/written form
Nebenabreden wurden nicht getroffen. Änderungen und Ergänzungen dieses Vertrages bedürfen zu ihrer Wirksamkeit der Schriftform (§ 126 BGB); die elektronische Form (§ 126a BGB) und die Textform (§ 126b BGB) sind ausgeschlossen. Dies gilt auch für die Aufhebung, Änderung oder Ergänzung des Schriftformerfordernisses selbst. Individuelle Vereinbarungen haben stets Vorrang und gelten auch ohne Beachtung des Formerfordernisses (§ 305b BGB).	No side agreements have been made. Any amendments and additions to this Agreement require written form to be valid (§ 126 German Civil Code); electronic form (§ 126a German Civil Code) and text form (§ 126b German Civil Code) are excluded. This also applies to any revocation of, amendment of or addition to the written form requirement itself. Individual agreements always take precedence and apply regardless of the written form requirement (§ 305b German Civil Code).
§ 12 Anwendbares Recht / Sprachen	§ 12 Applicable law / languages
(1) Dieser Vertrag unterliegt deutschem Recht.	(1) This Agreement is governed by German law.

(2) Der Vertrag ist in Deutsch und Englisch aufgesetzt. Rechtlich maßgeblich ist ausschließlich die deutsche Fassung.	(2) This Agreement has been drawn up in German and in English. Only the German version is legally authoritative.
§ 13 Teilnichtigkeitsklausel	§ 13 Partial invalidity clause
Die etwaige Unwirksamkeit einzelner Bestimmungen dieses Vertrags lässt die Wirksamkeit der übrigen Vertragsbestimmungen unberührt.	Any invalidity of individual provisions of this Agreement will not affect the validity of the rest of the provisions of this Agreement.

Signatures

June 30, 2020	June 30, 2020
für die / on behalf of Coherent Munich GmbH & Co. KG
/s/ Bret DiMarco	/s/ Thomas Merk
Bret DiMarco Geschäftsführer/Managing Director	Thomas Merk